Exhibit 99.1

enVVeno Medical Regains Compliance with Nasdaq Minimum Bid Price Requirement

Company achieves minimum $1.00 closing bid for 10 consecutive business days; Nasdaq confirms matter is closed

Reports Cash and Investments of Approximately $28 million as of the Year Ended December 31, 2025

IRVINE, CA. – February 4, 2026 – enVVeno Medical Corporation (NASDAQ: NVNO) (“enVVeno Medical” or the “Company”), today announced that it has received formal notice from the Listings Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum bid price of $1.00 per share. Nasdaq confirmed that for the last 10 consecutive business days, from January 20, 2026 through February 2, 2026, the closing bid price of the Company’s common stock was at or above $1.00, and as a result, the matter is now closed.

The Company has made meaningful progress on its 2026 strategic plans and expects to share additional details in the coming weeks. The Company believes that regaining compliance with listing requirements, combined with a year-end cash and investments balance of approximately $28 million as of December 31, 2025, positions it well for 2026.

About enVVeno Medical Corporation

enVVeno Medical (NASDAQ: NVNO) is an Irvine, California-based, late clinical-stage medical device Company focused on the advancement of innovative bioprosthetic (tissue-based) solutions to improve the standard of care for the treatment of deep venous disease.

Cautionary Note on Forward-Looking Statements

This press release and any statements of stockholders, directors, employees, representatives and partners of enVVeno Medical Corporation (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results and timing may differ significantly from those set forth or implied in the forward-looking statements. Forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

INVESTOR CONTACT:
Jenene Thomas, JTC Team, LLC
NVNO@jtcir.com
(908) 824-0775

MEDIA CONTACT:
Glenn Silver, FINN Partners
Glenn.Silver@finnpartners.com
(973) 818-8198